EXHIBIT 5.1

                OPINION AND CONSENT OF GOLDFARB, LEVY, ERAN & CO.

July 20, 2005

ECI Telecom Ltd.
30 Hasivim Street
Petah Tikva 49133, Israel

      Re: ECI Telecom Ltd. - Registration Statement for Offering of 14,706,718 Ordinary Shares
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Ladies and Gentlemen:

            We have acted as Israeli counsel to ECI Telecom Ltd, an Israeli company (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of 14,706,718 of the Company's ordinary shares, NIS 0.12 par value per share (the "Shares") reserved for issuance under the Company's Employee Share Incentive Plan 2002 and the Company's Employee Restricted Share Incentive Plan 2005 (collectively, the "Plans").

            We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

            We have reviewed such corporate records, other documents and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion. Based on such review, we are of the opinion that the Shares , when paid for and issued in accordance with the Plans , will be duly authorized, validly issued, fully paid and nonassessable.

            We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

            This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

            Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters.

                                        Very truly yours,


                                                /s/ Goldfarb, Levy, Eran & Co.
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                                                Goldfarb, Levy, Eran & Co.